Contact:	Elaine Gosnell Centerplate (864) 597-0142	Chuck Burgess The Abernathy MacGregor Group (212) 371-5999

FOR IMMEDIATE RELEASE

CENTERPLATE ANNOUNCES
SPECIAL MEETING OF SECURITY HOLDERS

SPARTANBURG, S.C., August 9, 2004 – Centerplate (AMEX: CVP; TSX: CVP.un), the trade name for Volume Services America Holdings, Inc.’s operating businesses (the “Company”), and a leading provider of catering, concessions, merchandise and facilities management services, announced today that a special meeting of security holders will take place Wednesday, October 13, 2004 at 10 a.m. (EDT) at the BI-LO Center, 650 North Academy Street, Greenville, SC 29601 (the “Special Meeting”) to consider and elect additional directors and vote on other corporate organizational matters. The record date for determining the security holders of the Company who are entitled to notice of and to vote at the Special Meeting will be the close of business on Friday, August 27, 2004.

# # #

Centerplate, the trade name for Volume Services America Holdings, Inc.’s operating businesses, is a leading provider of catering, concessions, merchandise and facilities management services for sports facilities, convention centers and other entertainment venues. Visit the company online at www.centerplate.com.